                                                                     Exhibit (j)


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 20, 2003, relating to the financial statements and financial highlights which appears in the September 30, 2003 Annual Report to Shareholders of Dryden Index Series Fund - Dryden Stock Index Fund (formerly Prudential Index Series Fund - Prudential Stock Index
Fund), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Other Service Providers" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
November 24, 2003